Exhibit 1.1

Execution Version

ENTERPRISE PRODUCTS PARTNERS L.P.

Common Units Representing Limited Partner Interests

Having an Aggregate Offering Price of up to

$2,538,500,000

EQUITY DISTRIBUTION AGREEMENT

December 1, 2017

Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10012	Merrill Lynch, Pierce, Fenner & Smith Incorporated One Bryant Park New York, New York 10036

Barclays Capital Inc. 1155 Long Island Avenue Edgewood, New York 11717	Credit Suisse Securities (USA) LLC Eleven Madison Avenue New York, New York 10010

Deutsche Bank Securities Inc. 60 Wall Street New York, New York 10005	DNB Markets, Inc. 200 Park Avenue, 31st Floor New York, New York 10016

Jefferies LLC 520 Madison Avenue New York, New York 10022	J.P. Morgan Securities LLC 383 Madison Avenue New York, New York 10179

Mizuho Securities USA LLC 320 Park Avenue, 12th Floor New York, New York 10022	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036

MUFG Securities Americas Inc. 1221 Avenue of the Americas, 6th Floor New York, New York 10020-1001	Raymond James & Associates, Inc. 880 Carillon Parkway St. Petersburg, Florida 33716

RBC Capital Markets, LLC 200 Vesey Street Three World Financial Center New York, New York 10281	Scotia Capital (USA) Inc. 250 Vesey Street 24th Floor New York, New York 10281

SG Americas Securities, LLC 245 Park Avenue New York, New York 10167	SMBC Nikko Securities America, Inc. 277 Park Avenue New York, New York 10172

SunTrust Robinson Humphrey, Inc. 3333 Peachtree Road NE Atlanta, Georgia 30326	TD Securities (USA) LLC 31 West 52nd Street New York, New York 10019

UBS Securities LLC 1285 Avenue of the Americas New York, New York 10019	USCA Securities LLC 4444 Westheimer Rd., Suite G500 Houston, Texas 77027

Wells Fargo Securities, LLC 375 Park Avenue New York, New York 10152

Ladies and Gentlemen:

This is to confirm the agreement (this “Agreement”) among Enterprise Products Partners L.P., a Delaware limited partnership (the “Partnership”), Enterprise Products OLPGP, Inc., a Delaware corporation and managing member of EPO (defined below) (“EPOGP”), and Enterprise Products Operating LLC, a Texas limited liability company (“EPO” and, collectively with the Partnership and EPOGP, the “Enterprise Parties”), and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., DNB Markets, Inc., Jefferies LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., Raymond James & Associates, Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc., SG Americas Securities, LLC, SMBC Nikko Securities America, Inc., SunTrust Robinson Humphrey, Inc., TD Securities (USA) LLC, UBS Securities LLC, USCA Securities LLC and Wells Fargo Securities, LLC (each, a “Manager” and collectively, the “Managers”), as follows:

SECTION 1.    Description of Securities. The Partnership proposes to issue and sell through or to the Managers, as sales agents and/or principals, common units representing limited partner interests in the Partnership (the “Common Units”) having an aggregate offering price of up to $2,538,500,000 (the “Units”) from time to time during the term of this Agreement and on the terms set forth in Section 3 of this Agreement. For purposes of selling the Units through the Managers, the Partnership hereby appoints the Managers as exclusive agents of the Partnership for the purpose of soliciting purchases of the Units from the Partnership pursuant to this Agreement and each Manager agrees to use its reasonable efforts to solicit purchases of the Units on the terms and subject to the conditions stated herein. Subject to the terms of this Agreement, the Partnership hereby reserves the right to issue and sell Common Units other than through or to the Managers during the term of this Agreement on terms that it deems appropriate. The Partnership agrees that whenever it determines to sell any portion of the Units directly to any Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in form and substance satisfactory to the Partnership and such Manager, relating to such sale in accordance with Section 3 of this Agreement.

SECTION 2.    Representations and Warranties of the Enterprise Parties. The Enterprise Parties, jointly and severally, represent and warrant to and agree with each of the Managers as of the date hereof and at each such time the following representations and warranties are repeated or deemed to be made pursuant to this Agreement that:

(a)    The Partnership has prepared and filed with the Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations adopted by the Commission thereunder (the “Rules and Regulations”), a registration statement on Form S-3, as amended (File No. 333-221397), including a prospectus, relating to the Units, and such registration statement has become effective. As used in this Agreement:

(i)    “Registration Statement” means the registration statement referred to in Section 2.(a), as amended to the date of this Agreement, including (1) financial statements, exhibits and Incorporated Documents (as hereinafter defined), (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C of the Rules and Regulations, to be part of the registration statement at the time of such registration statement’s effectiveness for purposes of Section 11 of the Securities Act, as such section applies to each Manager, and (3) any registration statement filed to register the offer and sale of the Units pursuant to Rule 462(b) of the Rules and Regulations, and includes any new registration statement, post-effective amendment to such registration statement or new shelf registration statement as may have been filed pursuant to Section 4.(f) of this Agreement.

(ii)    “Base Prospectus” means the prospectus dated November 20, 2017 filed as part of the Registration Statement, unless a new registration statement has been filed under Section 4.(f) of this Agreement and become effective, in which case the “Base Prospectus” shall be the final prospectus first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations after the effectiveness of such new registration statement.

(iii)    “Prospectus Supplement” means, except with respect to Section 7 of this Agreement, the most recent prospectus supplement relating to the Units filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations.

(iv)    “Prospectus” means the Base Prospectus, as supplemented by the Prospectus Supplement. The Prospectus sets forth the terms of the offering, sale and plan of distribution of the Units and contains or incorporates therein by reference additional information concerning the Partnership and its business.

Any reference herein to the Registration Statement, the Base Prospectus, any Prospectus Supplement or the Prospectus shall be deemed to include all documents incorporated, or deemed to be incorporated, therein by reference pursuant to the requirements of Item 12 of Form S-3 under the Securities Act (the “Incorporated Documents”), including, unless the context otherwise requires, documents of the types specified in such Item 12 and filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). For purposes of this Agreement, all references to the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), which EDGAR copy is substantially identical to the other copies of such material, except to the extent permitted by Regulation S-T. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act on or after the initial effective date of the Registration Statement, or the date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, and deemed to be incorporated therein by reference.

(b)    Ineligible Issuer. For purposes of each offering of the Units pursuant to transactions under this Agreement that are not firm commitment underwritings, the Partnership will be an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of each relevant eligibility determination date for purposes of Rules 164 and 433 under the Securities Act.

(c)    No Stop Order. The Commission has not issued an order preventing or suspending the use of the Base Prospectus, the Prospectus Supplement or the Prospectus, or the effectiveness of the Registration Statement, and no proceeding or examination for that purpose or pursuant to Section 8A of the Securities Act has been instituted or, to the Partnership’s knowledge, threatened by the Commission. The Commission has not notified the Partnership of any objection to the use of the form of the Registration Statement.

(d)    Compliance with Securities Laws. (i) The Registration Statement, at the time it originally became effective, as of the date hereof, as of the time of each sale of Units pursuant to this Agreement (each, a “Time of Sale”), at each Settlement Date (as defined in Section 3.(a)(vi) below) and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 of the Rules and Regulations or through compliance with Rule 172 of the Rules and Regulations or any similar rule) in connection with any sale of Units, conformed or will conform, in all material respects, with the applicable requirements of the Securities Act and the Rules and Regulations; (ii) the Incorporated Documents, when they were or are filed with the Commission, conformed or will conform as of their respective dates in all material respects with the applicable requirements of the Exchange Act; and (iii) the Prospectus will conform, as of the date that each Prospectus Supplement is filed with the Commission, at each Time of Sale, on each Settlement Date, and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 of the Rules and Regulations or through compliance with Rule 172 of the Rules and Regulations or any similar rule) in connection with any sale of Units, in all material respects, with the requirements of the Securities Act (including, without limitation, Section 10(a) of the Securities Act).

(e)    Untrue Statements of Material Fact. (i) Each part of the Registration Statement and any amendment thereto, at the time it became effective, at each Time of Sale, on each related Settlement Date and at the time a prospectus relating to the Units is required by the Securities Act to be delivered, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Registration Statement meets, and the offering and sale of the Units as contemplated hereby complies with, the requirements of Rule 415 of the Rules and Regulations; (iii) the Base Prospectus and any amendment thereto, at the time it was filed or will be filed with the Commission, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) the Prospectus and any amendment or supplement thereto, at the time it was filed or will be filed with the Commission pursuant to Rule 424 of the Rules and Regulations, did not and will not contain an untrue statement of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) at each Time of Sale, on each related Settlement Date and at the time a prospectus relating to the Units is required by the Securities Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 of the Rules and Regulations or through compliance with Rule 172 of the Rules and Regulations or any similar rule), the Prospectus, as then amended or supplemented, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership makes no representation or warranty with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished in writing by or on behalf of any Manager expressly for use in the Registration Statement or the Prospectus.

(f)    No Prior Sale. Prior to the execution of this Agreement, the Partnership has not, directly or indirectly, offered or sold any Units by means of any “prospectus” (within the meaning of the Securities Act) or used any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Units, and from and after the execution of this Agreement, the Partnership will not, directly or indirectly, offer or sell any Units by means of any “prospectus” (within the meaning of the Securities Act) or use any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Units, other than the Prospectus, as amended or supplemented from time to time in accordance with the provisions of this Agreement; the Partnership has not, directly or indirectly, prepared, used or referred to any issuer free writing prospectus, as defined in Rule 433 of the Rules and Regulations, with respect to the Units, although the Partnership makes no representation with respect to actions taken by any Manager.

(g)    Formation and Qualification. Each of Enterprise Products Holdings LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), the Partnership, EPOGP, EPO and their respective “significant subsidiaries” as such term is defined in Rule 1-02(w) of Regulation S-X under the Securities Act and collectively with any other subsidiaries of the Partnership that may be listed on a schedule to the certificate described in Section 6.(f) that may be delivered to the Managers from time to time pursuant to Section 4(n) (each, a “Partnership Entity” and collectively, the “Partnership Entities,” and such “significant subsidiaries” and other subsidiaries of the Partnership listed on such schedule, the “Subsidiaries”) has been duly formed or incorporated, as the case may be, and is validly existing in good standing under the laws of its jurisdiction of formation or incorporation, as the case may be, with all corporate, limited liability company or partnership, as the case may be, power and authority necessary to own or hold its properties and conduct the businesses in which it is engaged and, in the case of the General Partner and EPOGP, to act as general partner of the Partnership and managing member of EPO, respectively, in each case in all material respects as described in the Registration Statement and the Prospectus. Each Partnership Entity is duly registered or qualified to do business and is in good standing as a foreign corporation, limited liability company or limited partnership, as the case may be, in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification or registration, except where the failure to so qualify or register would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Partnership Entities taken as a whole (a “Material Adverse Effect”) or subject the limited partners of the Partnership to any material liability.

(h)    Ownership of General Partner. Dan Duncan LLC, a Texas limited liability company (“DDLLC”), owns 100% of the issued and outstanding membership interests in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner, as amended and/or restated on or prior to the date hereof (the “GP LLC Agreement”); and DDLLC owns such membership interests free and clear of all liens, encumbrances, security interests, equities, charges or claims (except for such liens, encumbrances, security interests, equities, charges or claims as are not, individually or in the aggregate, material to such ownership or as described in the Prospectus).

(i)    Ownership of General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership with a non-economic general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the agreement of limited partnership of the Partnership, as amended and/or restated on or prior to the date hereof (the “Partnership Agreement”); and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims (except for such liens, encumbrances, security interests, equities, charges or claims as are not, individually or in the aggregate, material to such ownership or as described in the Prospectus).

(j)    Ownership of EPOGP. The Partnership owns 100% of the issued and outstanding capital stock in EPOGP; such capital stock has been duly authorized and validly issued in accordance with the bylaws of EPOGP, as amended or restated on or prior to the date hereof (the “EPOGP Bylaws”), and the certificate of incorporation of EPOGP, as amended and restated on or prior to the date hereof (the “EPOGP Certificate of Incorporation”), and is fully paid and non-assessable; and the Partnership owns such capital stock free and clear of all liens, encumbrances, security interests, equities, charges or claims (except for such liens, encumbrances, security interests, equities, charges or claims as are not, individually or in the aggregate, material to such ownership or as described in the Prospectus).

(k)    Ownership of EPO. EPOGP owns 0.001% of the membership interests in EPO and the Partnership owns 99.999% of the membership interests in EPO; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of EPO, as amended and/or restated on or prior to the date hereof (the “EPO Agreement”), and are fully paid and non-assessable (except as such non-assessability may be affected by Section 101.206 of the Texas Business Organizations Code (the “Texas Act”)); and EPOGP and the Partnership own such membership interests free and clear of all liens, encumbrances, security interests, equities, charges or claims (except for such liens, encumbrances, security interests, equities, charges or claims as are not, individually or in the aggregate, material to such ownership or as described in the Prospectus).

(l)    Capitalization. The Partnership has or will have an authorized and outstanding capitalization as described in the Prospectus, as incorporated by reference to and as of the Partnership’s then most recently completed quarter or fiscal year, contained in the Partnership’s quarterly report on Form 10-Q or annual report on Form 10-K, as applicable, at the indicated date, and except as otherwise contained in the Prospectus or incorporated by reference therein, there has been no material change in such information since the filing of the Prospectus or the Partnership’s then most recently completed quarter or fiscal year (subject to the issuance of Common Units upon exercise of unit options and warrants or the vesting of restricted unit awards disclosed as outstanding in the Registration Statement (excluding the exhibits thereto) and the Prospectus, the grant of options or other equity awards under existing unit plans described in the Registration Statement (excluding the exhibits thereto) and the Prospectus and the issuance of Common Units pursuant thereto); all of the issued and outstanding general partner interests and limited partner interests of the Partnership (i) have been duly authorized and validly issued in accordance with the Partnership Agreement, (ii) with respect to such limited partner interests, are fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by (A) matters described in the Registration Statement and the Prospectus and (B) Sections 17-303, 17-607 or 17-804 of the Delaware Revised Uniform Limited Partnership Act, as amended (the “Delaware LP Act”)), (iii) have been issued in compliance with all applicable securities laws and (iv) were not issued in violation of any preemptive right, resale right, right of first refusal or similar right.

(m)    Valid Issuance of the Units. The Units have been duly authorized and, when issued and delivered against payment therefor pursuant to this Agreement, will be validly issued in accordance with the Partnership Agreement, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by (A) matters described in the Registration Statement and the Prospectus and (B) Sections 17-303, 17-607 or 17-804 of the Delaware LP Act), and will conform in all material respects to the description thereof contained in the Prospectus.

(n)    No Preemptive Rights, Registration Rights or Options. There are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership or membership interests or capital stock in the Partnership Entities, in each case pursuant to their respective organizational documents or any agreement or other instrument to which any Partnership Entity is a party or by which any of them may be bound, except for such rights as have been effectively complied with or waived. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership or any of its Subsidiaries, except for such rights as have been effectively complied with or waived. Except for options granted pursuant to employee benefits plans, qualified unit option plans or other employee compensation plans and rights to purchase Common Units under the Partnership’s distribution reinvestment plan (the “DRIP”) or rights to purchase securities pursuant to the governing documents of the Partnership Entities or as otherwise described in the Prospectus, there are no outstanding options or warrants to purchase any partnership or membership interests or capital stock in any Partnership Entity.

(o)    Authority. Each of the Enterprise Parties has all requisite right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The Partnership has all requisite power and authority to issue, sell and deliver the Units in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement and the Prospectus. All action required to be taken by the Enterprise Parties or any of their security holders, partners or members for the (i) due and proper authorization, execution and delivery of this Agreement, (ii) authorization, issuance, sale and delivery of the Units and (iii) consummation of the transactions contemplated hereby has been duly and validly taken.

(p)    Ownership of Subsidiaries. All of the outstanding shares of capital stock, partnership interests or membership interests, as the case may be, of each Subsidiary have been duly and validly authorized and issued, and are fully paid and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 or 17-804 of the Delaware LP Act, in the case of partnership interests in a Delaware limited partnership, or Sections 18-607 or 18-804 of the Delaware Limited Liability Company Act, as amended (the “Delaware LLC Act”), in the case of membership interests in a Delaware limited liability company, Section 101.206 of the Texas Act, in the case of membership interests in a Texas limited liability company, and except as otherwise disclosed in the Prospectus). Except as described in the Prospectus, the Partnership and EPO, as the case may be, directly or indirectly, owns the shares of capital stock, partnership interests or membership interests in each Subsidiary free and clear of all liens, encumbrances (other than contractual restrictions on transfer contained in the applicable constituent documents), security interests, equities, charges, claims or restrictions upon voting or any other claim of any third party.

(q)    Authorization, Execution and Delivery of Agreement. This Agreement has been duly authorized and validly executed and delivered by each of the Enterprise Parties.

(r)    Authorization, Execution and Enforceability of Agreements. (i) The GP LLC Agreement has been duly authorized, executed and delivered by DDLLC and is a valid and legally binding agreement of DDLLC, enforceable against DDLLC in accordance with its terms; (ii) the Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms; and (iii) the EPO Agreement has been duly authorized, executed and delivered by each of EPOGP and the Partnership and is a valid and legally binding agreement of each of EPOGP and the Partnership, enforceable against each of EPOGP and the Partnership in accordance with its terms; provided that, with respect to each such agreement listed in this Section 2.(r)(i)-(iii), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(s)    No Conflicts or Violations. None of the (i) offering, issuance and sale by the Partnership of the Units, (ii) execution, delivery and performance of this Agreement by the Enterprise Parties, or (iii) consummation of the transactions contemplated hereby (A) conflicts or will conflict with or constitutes or will constitute a violation of the certificate of limited partnership or agreement of limited partnership, certificate of formation or limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents of any of the Partnership Entities, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective properties or assets may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court, arbitrator or governmental agency or body having jurisdiction over any of the Partnership Entities or any of their respective properties or assets or (D) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Entities, which conflicts, breaches, violations, defaults or liens, in the case of clauses (B) or (D), would, individually or in the aggregate, have a Material Adverse Effect or would materially impair the ability of any of the Enterprise Parties to perform their obligations under this Agreement.

(t)    No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body having jurisdiction over the Partnership Entities or any of their respective properties is required in connection with (i) the offering, issuance and sale by the Partnership of the Units in the manner contemplated in this Agreement and in the Registration Statement and the Prospectus, (ii) the execution, delivery and performance of this Agreement by the Enterprise Parties or (iii) the consummation by the Enterprise Parties of the transactions contemplated by this Agreement, except for (A) such consents required under the Securities Act, the Exchange Act (all of which have been obtained) and state securities or Blue Sky laws in connection with the sale of the Units by the Managers and (B) such consents that have been, or prior to any such sale will be, obtained.

(u)    No Default. None of the Partnership Entities is (i) in violation of its certificate of limited partnership or agreement of limited partnership, certificate of formation or limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents, as applicable, (ii) in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, or (iii) in breach, default (and no event that, with notice or lapse of time or both, would constitute such a default has occurred or is continuing) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation, in the case of clause (ii) or (iii), would, if continued, have a Material Adverse Effect, or could materially impair the ability of any of the Partnership Entities to perform their obligations under this Agreement.

(v)    Independent Registered Public Accounting Firm. Deloitte & Touche LLP, who has audited the consolidated financial statements of the Partnership contained or incorporated by reference in the Registration Statement and the Prospectus, is an independent registered public accounting firm with respect to the Partnership and the General Partner within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(w)    Financial Statements. The historical consolidated financial statements (including the related notes and schedules) contained or incorporated by reference in the Registration Statement and the Prospectus (i) comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act (except that certain supporting schedules are omitted in accordance with Commission regulations), (ii) present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods, and (iii) have been prepared in accordance with generally accepted accounting principles (“GAAP”) in the United States of America consistently applied throughout the periods involved, except to the extent disclosed in the Registration Statement and the Prospectus. The other financial information of the Partnership and its subsidiaries, including non-GAAP financial measures, if any, contained or incorporated by reference in the Registration Statement and the Prospectus has been derived from the accounting records of the Partnership and its subsidiaries, and fairly presents the information purported to be shown thereby. Any pro forma financial statements incorporated by reference in the Registration Statement and the

Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Registration Statement and the Prospectus. Any pro forma financial statements incorporated by reference in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of Regulation S-X and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements. Nothing has come to the attention of any of the Enterprise Parties that has caused them to believe that the statistical and market-related data included in the Registration Statement and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus fairly presents in all material respects the information contained therein and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects.

(x)    No Distribution of Other Offering Materials. None of the Partnership Entities has distributed or, prior to the completion of the distribution of the Units, will distribute any offering material in connection with the offering and sale of the Units other than the Registration Statement, the Prospectus and any other materials, if any, permitted by the Securities Act, including Rule 134 of the Rules and Regulations.

(y)    Conformity to Description of Units. The Units, when issued and delivered against payment therefor as provided herein, will conform in all material respects to the descriptions thereof contained or incorporated by reference in the Registration Statement and the Prospectus.

(z)    Certain Transactions. Except as described in the Prospectus (including without limitation in the Base Prospectus under the heading “Cash Distribution Policy”), subsequent to the respective dates as of which such information is given in the Registration Statement, (i) none of the Partnership Entities has incurred any liability or obligation, indirect, direct or contingent, or entered into any transactions, not in the ordinary course of business, that, individually or in the aggregate, is material to the Partnership Entities, taken as a whole, and (ii) there has not been any material change in the capitalization or material increase in the long-term debt of the Partnership Entities, or any dividend or distribution of any kind declared, paid or made by the Partnership on any class of its partnership interests.

(aa)    No Omitted Descriptions; Legal Descriptions. There are no legal or governmental proceedings pending or, to the knowledge of the Enterprise Parties, threatened or contemplated, against any of the Partnership Entities, or to which any of the Partnership Entities is a party, or to which any of their respective properties or assets is subject, that are required to be described in the Registration Statement or the Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Securities Act or the Rules and Regulations or the Exchange Act or the rules and regulations thereunder. The statements included in or incorporated by reference into the Registration Statement and the

Prospectus under the headings “Description of Our Common Units,” “Cash Distribution Policy,” “Description of Our Partnership Agreement” and “Material U.S. Federal Income Tax Consequences,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(bb)    Title to Properties. Each Partnership Entity has good and indefeasible title to all real and personal property which is material to the business of the Partnership Entities, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except such as (A) do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Partnership Entities, (B) could not reasonably be expected to have a Material Adverse Effect or (C) are described, and subject to the limitations contained, in the Prospectus.

(cc)    Rights-of-Way. Each of the Partnership Entities has such consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus and except for such rights-of-way the failure of which to have obtained would not have, individually or in the aggregate, a Material Adverse Effect; each of the Partnership Entities has fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that will not have a Material Adverse Effect, subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Entities, taken as a whole.

(dd)    Permits. Each of the Partnership Entities has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own or lease its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus and except for such permits that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; each of the Partnership Entities has fulfilled and performed all its material obligations with respect to such permits in the manner described, and subject to the limitations contained in the Prospectus, and no event has occurred that would prevent the permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any impairment of the rights of the holder of any such permit, except for such non-renewals, non-issues, revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect. None of the Partnership Entities has received notification of any revocation or modification of any such permit or has any reason to believe that any such permit will not be renewed in the ordinary course.

(ee)    Books and Records; Accounting Controls. The Partnership Entities (i) make and keep books, records and accounts that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets, and (ii) maintain systems of internal accounting controls sufficient to provide reasonable assurances that: (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ff)    Related Party Transactions. No relationship, direct or indirect, exists between or among the Partnership Entities on the one hand, and the directors, officers, partners, customers or suppliers of the General Partner and its affiliates (other than the Partnership Entities) on the other hand, which is required to be described in the Prospectus and which is not so described.

(gg)    Environmental Compliance. Except as described in the Prospectus, there has been no storage, generation, transportation, handling, treatment, disposal or discharge of any kind of toxic or other wastes or other hazardous substances by any of the Partnership Entities (or, to the knowledge of the Enterprise Parties, any other entity (including any predecessor) for whose acts or omissions any of the Partnership Entities is or could reasonably be expected to be liable) at, upon or from any of the property now or previously owned or leased by any of the Partnership Entities or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability that could not reasonably be expected to have, individually or in the aggregate with all such violations and liabilities, a Material Adverse Effect; and except as described in the Prospectus there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which any of the Enterprise Parties has knowledge, except for any such disposal, discharge, emission or other release of any kind which could not reasonably be expected to have, individually or in the aggregate with all such discharges and other releases, a Material Adverse Effect.

(hh)    Insurance. The Partnership Entities maintain insurance covering their properties, operations, personnel and businesses against such losses and risks as are reasonably adequate to protect them and their underlying businesses. Except as disclosed in the Prospectus, none of the Partnership Entities has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance; all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force at each Time of Sale and on each Settlement Date.

(ii)    Litigation. Except as disclosed in the Prospectus, there are no legal or governmental proceedings pending to which any Partnership Entity is a party or of which any property or assets of any Partnership Entity is the subject that, individually or in the aggregate, if determined adversely to such Partnership Entity, could reasonably be expected to have a Material Adverse Effect; and to the knowledge of the Enterprise Parties, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(jj)    No Labor Disputes. Except as disclosed in the Prospectus, no labor dispute with the employees that are engaged in the business of the Partnership or its subsidiaries exists or, to the knowledge of the Enterprise Parties, is imminent or threatened that is reasonably likely to result in a Material Adverse Effect.

(kk)    Intellectual Property. Each Partnership Entity owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and except as disclosed in the Prospectus the conduct of their respective businesses will not conflict in any material respect with, and no Partnership Entity has received any notice of any claim of conflict with, any such rights of others.

(ll)    Investment Company. None of the Partnership Entities is now, or after sale of the Units to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Prospectus under the heading “Use of Proceeds” will be, an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(mm)    Absence of Certain Actions. No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the issuance or sale of the Units in any jurisdiction; no injunction, restraining order or order of any nature by any federal or state court of competent jurisdiction has been issued with respect to any Partnership Entity which would prevent or suspend the issuance or sale of the Units or the use of the Prospectus in any jurisdiction; no action, suit or proceeding is pending against or, to the knowledge of the Enterprise Parties, threatened against or affecting any Partnership Entity before any court or arbitrator or any governmental agency, body or official, domestic or foreign, which could reasonably be expected to interfere with or adversely affect the issuance of the Units or in any manner draw into question the validity or enforceability of this Agreement or any action taken or to be taken pursuant hereto; and the Partnership has complied with any and all requests by any securities authority in any jurisdiction for additional information to be included in the Prospectus.

(nn)    Other Sales; No Stabilizing Transactions. None of the General Partner, the Partnership or any of their affiliates has taken, directly or indirectly, any action designed to or which has constituted or which would reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any securities of the Partnership to facilitate the sale or resale of the Units.

(oo)    Form S-3. The conditions for the use of Form S-3 by the Partnership, as set forth in the General Instructions thereto, have been satisfied.

(pp)    Disclosure Controls. The General Partner and the Partnership have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act) which: (i) are designed to ensure that material information relating to the Partnership, including its consolidated subsidiaries, is made known to the General Partner’s principal executive officer and principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of the end of the period covered by the Partnership’s most recent annual report filed with the Commission; and (iii) are effective in achieving reasonable assurances that the Partnership’s desired control objectives as described in the Partnership’s most recent annual report filed with the Commission have been met.

(qq)    No Deficiency in Internal Controls. Based on the evaluation of its internal controls and procedures conducted in connection with the preparation and filing of the Partnership’s most recent annual report filed with the Commission, except as disclosed in the Prospectus, neither the Partnership nor the General Partner is aware of (i) any significant deficiencies or material weaknesses in the design or operation of its internal controls over financial reporting (as defined in Rule 13a-15(f) and 15d-15(f) under the Exchange Act) that are likely to adversely affect the Partnership’s ability to record, process, summarize and report financial data or (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Partnership’s internal controls over financial reporting.

(rr)    No Changes in Internal Controls. Since the date of the most recent evaluation of the disclosure controls and procedures described in Section 2.(qq) hereof, there have been no significant changes in the Partnership’s internal controls that materially affected or are reasonably likely to materially affect the Partnership’s internal controls over financial reporting.

(ss)    Sarbanes-Oxley Act. The principal executive officer and principal financial officers of the General Partner have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct. The Partnership and the General Partner are otherwise in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act that are effective.

(tt)    Regulation M. The Common Units are an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(uu)    NYSE. The Partnership is in compliance with the rules of the New York Stock Exchange (the “NYSE”), including, without limitation, the requirements for initial and continued listing of the Common Units, including the Units, on the NYSE and the Partnership has not received any notice from the NYSE regarding the delisting of the Common Units from the NYSE.

(vv)    Finder’s Fees, Broker’s Fees and Agent’s Commissions. Except pursuant to this Agreement, none of the Partnership Entities has incurred any liability for any finder’s or broker’s fees or agent’s commissions in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(ww)     No Other Distribution Agreements. The Partnership is not a party to any sales agency or distribution agreements or similar arrangements with any agent or other representative similar in nature to the equity distribution program established by this Agreement, other than agreements that have been terminated on or prior to the date hereof.

Any certificate signed by any officer of any Enterprise Party and delivered to any Manager pursuant to this Agreement shall be deemed a representation and warranty by the Enterprise Parties signatory thereto, as to the matters covered thereby, to such Manager.

SECTION 3.    Sale and Delivery of Securities.

(a)    On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Enterprise Parties and each of the Managers agree that the Partnership may from time to time seek to sell Units through the Managers, acting as sales agents, as follows:

(i)    The Partnership may submit to any Manager its orders (including any price, time or size limits or other customary parameters or conditions) to sell Units on any Trading Day (as defined herein) in a form and manner as mutually agreed to by the Partnership and such Manager (a “Transaction Proposal”); provided, however, that the Partnership will submit its orders for General Sales (as defined in Schedule I) to only one of the Managers on a single Trading Day. As used herein, “Trading Day” shall mean any trading day on the NYSE.

(ii)    Subject to the terms and conditions hereof, each Manager shall use its reasonable efforts to execute any Partnership order submitted to it hereunder to sell Units and with respect to which such Manager has agreed to act as sales agent. The Enterprise Parties acknowledge and agree that (A) there can be no assurance that any Manager will be successful in selling the Units, (B) a Manager will incur no liability or obligation to the Enterprise Parties or any other person or entity if it does not sell Units for any reason other than a failure by such Manager to use its reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Units as required under this Agreement, and (C) each Manager shall be under no obligation to purchase Units on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by such Manager and the Enterprise Parties.

(iii)    The Partnership shall not authorize the issuance and sale of, and each Manager shall not sell as sales agent, any Unit at a price lower than the minimum price therefor designated from time to time by the Partnership and notified to such Manager in writing. In addition, the Partnership or any Manager may, upon notice to the other party hereto by telephone (confirmed promptly by such party by email), suspend for any reason an offering of the Units with respect to which such Manager is acting as sales agent; provided, however, that such suspension shall not affect or impair the parties’ respective obligations with respect to the Units sold hereunder prior to the giving of such notice.

(iv)    Each of the Managers hereby covenants and agrees not to make sales of the Units on behalf of the Partnership other than (A) by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) of the Securities Act, including without limitation sales made directly on the NYSE, on any other existing trading market for the Units or to or through a market maker, or (B) such other sales of the Units on behalf of the Partnership as shall be agreed by the Partnership and such Manager.

(v)    The compensation to each Manager for sales of the Units with respect to which such Manager acts as sales agent hereunder shall be up to 2.0% of the gross sales price of the Units sold as specified in Schedule I attached hereto. Such rate of compensation shall not apply when such Manager acts as principal. At each Manager’s election, such compensation shall either be (A) set forth and invoiced in periodic statements from such Manager to the Partnership, with payment to be made by the Partnership promptly after its receipt thereof or (B) deducted by the Manager from the payment of the gross sales proceeds to the Partnership. The proceeds, or if option (B) is elected, the remaining proceeds after the deduction, shall constitute the net proceeds to the Partnership for such Units (the “Net Proceeds”).

(vi)    Settlement for sales of the Units pursuant to this Agreement will occur on the second Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Units sold through or to a Manager for settlement on such date shall be issued and delivered by the Partnership to such Manager against payment of the Net Proceeds from the sale of such Units. Settlement for all such Units shall be effected by free delivery of the Units by the Partnership or its transfer agent to such Manager’s or its designee’s account (provided such Manager shall have given the Partnership written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered Units in good deliverable form, in return for payments in same day funds delivered to the account designated by the Partnership. If the Partnership, or its transfer agent (if applicable), shall default on its obligation to deliver the Units on any Settlement Date, the Partnership shall (A) hold such Manager harmless against any loss, claim, damage or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Partnership and (B) pay such Manager any commission, discount or other compensation to which it would otherwise be entitled absent such default.

(vii)    If acting as sales agent hereunder, a Manager shall provide written confirmation (which may be by email) to the Partnership following the close of trading on the NYSE each day in which the Units are sold under this Agreement setting forth (A) the number of Units sold on such day and the gross offering proceeds received from such sale and (B) the commission payable by the Partnership to such Manager with respect to such sales.

(viii)    At each Time of Sale, Settlement Date and Representation Date (as defined in Section 4(n)), the Partnership shall be deemed to have affirmed each representation and warranty contained in this Agreement. Any obligation of a Manager to use its reasonable efforts to sell the Units on behalf of the Partnership as sales agent shall be subject to the continuing accuracy of the representations and warranties of the Partnership herein, to the performance by the Partnership of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

(b)    (i) If the Partnership wishes to issue and sell the Units other than as set forth in Section 3.(a) of this Agreement (each, a “Placement”), it will notify a Manager of the proposed terms of such Placement. If such Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Partnership, wishes to accept amended terms, such Manager and the Partnership will enter into a Terms Agreement setting forth the terms of such Placement.

(ii) The terms set forth in a Terms Agreement will not be binding on the Partnership or such Manager unless and until the Partnership and such Manager have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(c)    (i) A Transaction Proposal shall not set forth a number of Units for sale that would result in the total aggregate gross sales proceeds of the Units sold pursuant to this Agreement exceeding the dollar amount set forth in Section 1, nor shall the Partnership set forth a price for the Units so sold that exceeds the price parameters, if any, authorized by the Board of Directors of the General Partner, or a duly authorized committee thereof.

(ii) If any party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Units, it shall promptly notify each other party and sales of the Units under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(d)    Each sale of the Units shall be made in accordance with the terms of this Agreement or, if applicable, a Terms Agreement.

(e)    No sales of Units shall take place, and the Partnership shall not request the sale of any Units that would be sold, and each Manager shall not be obligated to sell, during any period in which the Partnership is in possession of material non-public information.

SECTION 4.    Covenants of the Partnership. The Partnership agrees with each of the Managers:

(a)    During any period in which a prospectus relating to the Units is required to be delivered under the Securities Act (whether physically, deemed to be delivered pursuant to Rule 153 of the Rules and Regulations or through compliance with Rule 172 of the Rules and Regulations or any similar rule), to advise the Managers promptly of any amendment or supplement to the Registration Statement or the Prospectus which is proposed to be filed (other than any amendment or supplement which does not relate to the sale of the Units and not including any report or document which is the subject of Section 4.(d) hereof) and to provide the Managers reasonable opportunity to review the same; and to cause each amendment or supplement to the Base Prospectus or the Prospectus relating to the sale of the Units to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Rules and Regulations.

(b)    As soon as it is advised thereof, to advise the Managers of the (i) initiation or threatening by the Commission of any proceedings for the issuance of any order suspending the effectiveness of the Registration Statement or suspending the use of the Prospectus, (ii) receipt by it or any representative or attorney of it of any other communication from the Commission relating to the Partnership, the Registration Statement or the Prospectus, including pursuant to Section 8A of the Securities Act, or (iii) suspension of qualification of the Units for offering or sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Partnership will make every reasonable effort to prevent the issuance of an order suspending the effectiveness of the Registration Statement, or the use of the Prospectus, and if any such order is issued, to obtain as soon as possible the lifting thereof.

(c)    To make available to the Managers, as soon as practicable after the date of this Agreement, and thereafter from time to time to furnish to the Managers, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Partnership shall have made any amendments or supplements thereto after the date of this Agreement) as the Managers may request for the purposes contemplated by the Securities Act; in case any Manager is required to deliver (whether physically, deemed to be delivered pursuant to Rule 153 of the Rules and Regulations or through compliance with Rule 172 of the Rules and Regulations or any similar rule), in connection with the sale of the Units, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Securities Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Securities Act, the Partnership will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act or Item 512(a) of Regulation S-K under the Securities Act, as the case may be.

(d)    To file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Partnership with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Securities Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 of the Rules and Regulations or through compliance with Rule 172 of the Rules and Regulations or any similar rule) in connection with any sale of the Units; and during any such period that a prospectus is required to be delivered in connection with any sale of the Units, to promptly notify (to the extent not otherwise publicly available on the Commission’s website) the Managers of the filing of such reports and statements and other documents required to be filed by the Partnership pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(e)    If at any time when Units remain unsold by the Managers, the Partnership receives from the Commission a notice or otherwise ceases to be eligible to use Form S-3, the Partnership will promptly notify the Managers, and the Partnership will not give any Manager instructions to sell Units under this Agreement until such time as the Partnership is again eligible to use Form S-3 for such purpose.

(f)    If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Units remain unsold by the

Managers, the Partnership will, prior to the Renewal Deadline, file, if it has not already done so and is eligible to do so, a new shelf registration statement relating to the Units, in a form reasonably satisfactory to the Managers and will use its reasonable efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Partnership will use its reasonable efforts to take all other action necessary or appropriate to permit the public offering and sale of the Units to continue as contemplated in the expired registration statement. References herein to the Registration Statement shall include such new shelf registration statement.

(g)    During any period in which a prospectus is required to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 of the Rules and Regulations or through compliance with Rule 172 of the Rules and Regulations or any similar rule) in connection with any sale of Units, if any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, if for any reason it shall be necessary during such same period to amend the Registration Statement or amend or supplement the Prospectus to comply with the Securities Act or file any document which will be deemed an Incorporated Document in order to comply with the Exchange Act and the rules and regulations thereunder, to promptly notify the Managers to suspend solicitation of purchases of the Units and forthwith upon receipt of such notice, each Manager shall suspend its solicitation of purchases of the Units and shall cease using the Prospectus; and if the Partnership shall decide to amend or supplement the Registration Statement or the Prospectus, it will promptly advise the Managers and will promptly prepare and file with the Commission an amendment or supplement to the Registration Statement or the Prospectus which will correct such statement or omission or effect such compliance, will advise the Managers when the Managers are free to resume such solicitation and will prepare and furnish to the Managers as many copies as the Managers may reasonably request of such amendment or supplement; and in case the Managers are required to deliver under the Securities Act (whether physically, deemed to be delivered pursuant to Rule 153 of the Rules and Regulations or through compliance with Rule 172 of the Rules and Regulations or any similar rule), a prospectus relating to the Units after the nine-month period referred to in Section 10(a)(3) of the Securities Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Securities Act, upon the request of the Managers, and at its own expense, to prepare and deliver to the Managers as many copies as the Managers may request of an amended Registration Statement or amended or supplemented prospectus complying with Item 512(a) of Regulation S-K or Section 10(a)(3) of the Securities Act, as the case may be.

(h)    To cooperate with the Managers in qualifying and to use its reasonable efforts to cooperate in maintaining in effect such qualification of the Units for offer and sale under the securities or “blue sky” laws of such jurisdictions as the Managers may reasonably request; provided that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified, to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject, to qualify in any jurisdiction as a broker-dealer or to subject itself to any taxing authority where it is not now so subject.

(i)    To make generally available to the Partnership’s security holders and the Managers an earnings statement which satisfies the provisions of Section 11(a) of the Securities Act covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) of the Rules and Regulations) as soon as is reasonably practicable after the termination of such twelve month period but not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) of the Rules and Regulations).

(j)    Not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, any Common Units or securities convertible into or exchangeable or exercisable for the Common Units or warrants or other rights to purchase the Common Units or any other securities of the Partnership that are substantially similar to the Common Units or permit the registration under the Securities Act of any Common Units, in each case, at any time that sales of the Units have been made but not settled or at any time the Partnership has outstanding with any Manager any instructions to sell the Units but such instructions have not been fulfilled or cancelled. Notwithstanding the foregoing, the Partnership may: (i) register, offer and sell the Units through the Managers pursuant to this Agreement; (ii) consummate transactions for the acquisition of assets, businesses or the capital stock or other ownership interests of businesses in exchange for Common Units or any securities substantially similar to, convertible into or exchangeable or exercisable for Common Units; (iii) file a registration statement on Form S-8 relating to Common Units that may be issued pursuant to any employee benefit plans, qualified options plans or other employee compensation plans; (iv) issue securities under the Partnership’s equity compensation plans described in the Partnership’s reports filed with the Commission under the Exchange Act, including the Partnership’s employee unit purchase plan or any employee benefit plans, qualified options plans or other employee compensation plans; (v) issue securities pursuant to the Partnership’s distribution reinvestment plan or any outstanding options, rights or warrants described in the Prospectus; and (vi) file a “universal” shelf registration statement with respect to the Partnership’s debt or Common Units for the purpose of increasing the capacity under or replacing the Partnership’s then existing “universal” shelf registration statement.

(k)    Not, at any time at or after the execution of this Agreement, to offer or sell any Units by means of any “prospectus” (within the meaning of the Securities Act), or use any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Units, in each case other than the Prospectus.

(l)    The Partnership will not, and will cause its subsidiaries not to, take any action that is designed to or that constitutes or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the offer or sale of the Units.

(m)    To ensure that prior to instructing any Manager to sell Units the Partnership shall have obtained all necessary authority from the Board of Directors of the General Partner for the offer and sale of such Units, free of preemptive rights, and to use all reasonable efforts to effect the listing of the Units on the NYSE, subject to notice of issuance, and to maintain such listing.

(n)    Upon commencement of the offering of the Units under this Agreement, and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than pursuant to subclause (ii) below and other than any prospectus supplement filed pursuant to Rule 424(b) of the Rules and Regulations relating solely to the offering of securities other than the Units), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K, unless any Manager shall otherwise reasonably request) or (iii) the Units are delivered to a particular Manager as principal on a Settlement Date (each such date referred to in subclauses (i), (ii) or (iii) above, a “Representation Date”), to furnish or cause to be furnished to the Managers (or, in the case of subclause (iii) above, such Manager) forthwith a certificate dated and delivered the date of effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, or the relevant Settlement Date, as the case may be, in form reasonably satisfactory to the Managers (or, in the case of subclause (iii) above, such Manager) to the effect that the statements contained in the certificate referred to in Section 6.(f) of this Agreement which were last furnished to the Managers (or, in the case of subclause (iii) above, such Manager) are true and correct at the time of such amendment, supplement, filing or delivery, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6.(f), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

(o)    Upon commencement of the offering of the Units under this Agreement, and at each Representation Date, to furnish or cause to be furnished forthwith to the Managers (or, in the case of a Representation Date of the type described in Section 4.(n)(iii), such Manager) a written opinion of Sidley Austin LLP, counsel to the Partnership, or other counsel satisfactory to the Managers (or, in the case of a Representation Date of the type described in Section 4.(n)(iii), such Manager) (“Partnership Counsel”), dated and delivered as of such Representation Date, substantially to the effect as set forth in Exhibit A hereto, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(p)    Upon commencement of the offering of the Units under this Agreement, and at each Representation Date, to furnish or cause to be furnished forthwith to the Managers (or, in the case of a Representation Date of the type described in Section 4.(n)(iii), such Manager) a written opinion of Christopher S. Wade, Deputy General Counsel of the General Partner, or such other counsel satisfactory to the Managers (or, in the case of a Representation Date of the type described in Section 4.(n)(iii), such Manager), dated and delivered as of such Representation Date, substantially to the effect as set forth in Exhibit B hereto, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion; provided, however, that in lieu of such opinion for subsequent Representation Dates, counsel may furnish to the Managers (or, in the case of a Representation Date of the type described in Section 4.(n)(iii), such Manager) a reliance letter to the effect that the Managers (or, in the case of a Representation Date of the type described in Section 4.(n)(iii), such Manager) may rely on a prior opinion delivered under this Section 4.(p) to the same extent as if it were dated the date of such letter (except that statement in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(q)    Upon commencement of the offering of the Units under this Agreement, and at each Representation Date, to furnish or cause to be furnished forthwith to the Managers (or, in the case of a Representation Date of the type described in Section 4.(n)(iii), such Manager) a customary certificate of the Secretary or an Assistant Secretary of the General Partner and on behalf of the Partnership and of EPOGP on behalf of EPO, dated and delivered as of such Representation Date, in form and substance satisfactory to the Managers (or, in the case of a Representation Date of the type described in Section 4.(n)(iii), such Manager).

(r)    Upon commencement of the offering of the Units under this Agreement, and at each Representation Date, Vinson & Elkins L.L.P., counsel to the Managers, or other counsel satisfactory to the Managers (or, in the case of a Representation Date of the type described in Section 4.(n)(iii), such Manager), shall deliver a written opinion, dated and delivered as of such Representation Date, in form and substance satisfactory to the Managers (or, in the case of a Representation Date of the type described in Section 4.(n)(iii), such Manager).

(s)    Upon commencement of the offering of the Units under this Agreement, and each time that (i) the Registration Statement or the Prospectus is amended or supplemented (other than pursuant to subclause (ii) or (iii) below and other than any prospectus supplement filed pursuant to Rule 424(b) of the Rules and Regulations relating solely to an offering of securities other than the Units) to include additional or amended financial information, (ii) the Partnership shall file an annual report on Form 10-K or a quarterly report on Form 10-Q or (iii) upon request and reasonable advance notice by the Managers to the Partnership, there is filed with the Commission any document (other than an annual report on Form 10-K or a quarterly report on Form 10-Q) incorporated by reference into the Prospectus which contains additional amended financial information, to cause the Partnership’s accountants, or other independent accountants satisfactory to the Managers, forthwith to furnish the Managers a letter, dated the date of the commencement of the offering, the date of effectiveness of such amendment or the date of filing of such supplement or other document with the Commission, as the case may be, in form and substance reasonably satisfactory to the Managers and consistent with Statement of Auditing Standards No. 72, but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(t)    Upon commencement of the offering of the Units under this Agreement, and each time that (i) the Registration Statement or the Prospectus is amended or supplemented (other than pursuant to subclause (ii) below and other than any prospectus supplement filed pursuant to Rule 424(b) of the Rules and Regulations relating solely to the offering of securities other than the Units), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K, unless the Managers shall otherwise reasonably request), or (iii) otherwise as any Manager shall reasonably request, to conduct a due diligence session, which shall include representatives of the management and the accountants of the Partnership.

(u)    The Partnership consents to any Manager trading in the Common Units for such Manager’s own account and for the account of its clients at the same time as sales of the Units occur pursuant to this Agreement or pursuant to any Terms Agreement.

(v)    If, to the knowledge of the Partnership, any condition set forth in Section 6.(a) or Section 6.(i) of this Agreement shall not have been satisfied on the applicable Settlement Date, to offer to any person who has agreed to purchase the Units from the Partnership as the result of an offer to purchase solicited by any Manager the right to refuse to purchase and pay for such Units.

(w)    To disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K the aggregate number of the Units sold through or to the Managers under this Agreement, the net proceeds to the Partnership and the compensation paid by the Partnership with respect to sales of the Units pursuant to this Agreement during the relevant period.

(x)    At each Time of Sale, Settlement Date and Representation Date, the Partnership shall be deemed to affirm to the Managers (or, in the case of a Representation Date of the type described in Section 4.(n)(iii), such Manager) that the representations and warranties of the Partnership contained in or made pursuant to this Agreement are true and correct as of each such date as though made at and as of such date.

SECTION 5.    Payment of Expenses. The Partnership agrees with the Managers, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, to pay all of its own expenses incurred in connection with the performance of its obligations under this Agreement, and the Partnership will pay, or reimburse if paid by any of the Managers, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the performance of the obligations of the Partnership under this Agreement, including those relating to (i) the preparation, printing and filing of the Registration Statement and exhibits thereto, the Base Prospectus, the Prospectus and any amendments or supplements thereto, and the printing and furnishing to the Managers copies of each thereof (including costs of mailing and shipment), this Agreement, any powers of attorney and any closing documents (including compilations thereof), (ii) the issuance, preparation, sale and delivery of the Units, including the costs and expenses of any registrar, transfer agent and any agent thereof, including any reasonable fees and disbursements of counsel therefor and any stock or transfer taxes and stamp and similar duties payable upon the sale, issuance and delivery of the Units to the Managers, (iii) the registration or qualification of the Units for offer and sale under the securities or “blue sky” laws of the various jurisdictions referred to in Section 4.(h), including the reasonable fees and disbursements of counsel for the Managers in connection therewith and the preparation and printing of legal investment and preliminary and supplementary “blue sky” memoranda, (iv) the furnishing to the Managers of copies of each Prospectus and any amendments or supplements thereto, and of the several documents required by Section 4.(c) to be so furnished, including costs of shipping and mailing, (v) the listing of the Units on the NYSE, (vi) any filing for review of the public offering of the Units by FINRA, including the reasonable fees and disbursements of counsel for the Managers relating to FINRA matters, and (vii) all other reasonable out-of-pocket fees and disbursements of the Managers’ counsel (which shall be one outside counsel for all Managers unless otherwise agreed by the Partnership) and the Partnership’s counsel and accountants. The Managers will pay all of their other own out-of-pocket costs and expenses incurred in connection with entering into this Agreement and the transactions contemplated by this Agreement, including, without limitation, travel, reproduction, printing and similar expenses. If this Agreement is terminated in accordance with the provisions of Section 9 hereof, the Partnership shall reimburse each Manager for all of its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for such Manager incurred by it in connection with the offering contemplated by this Agreement.

SECTION 6.    Conditions of Managers’ Obligations. The obligations of each Manager hereunder with respect to any order submitted by the Partnership to such Manager to sell Units or any agreement by such Manager to purchase Units as principal are subject to (i) the accuracy of the representations and warranties on the part of the Partnership on the date hereof, and as of any Representation Date and any Settlement Date, (ii) the performance by the Partnership of its obligations hereunder and (iii) the following additional conditions precedent:

(a)    No stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus under the Securities Act shall have been issued and no proceedings for such purpose or pursuant to Section 8A of the Securities Act shall be pending before or, to the knowledge of the Partnership Entities, threatened by the Commission; and the Commission shall not have notified the Partnership of any objection to the use of the form of Registration Statement.

(b)    Since the respective dates as of which information is given in the Prospectus, there shall not have been any change, or any development involving a prospective change, in the partnership interests, capital stock or long-term debt of the Partnership or any of its subsidiaries that would constitute a material adverse change to the Partnership and its subsidiaries taken as a whole, or any material adverse change in the general affairs, management, financial position or results of operations of the Partnership and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, other than as set forth in or contemplated by the Prospectus, if in the judgment of such Manager any such change makes it impracticable or inadvisable to consummate the sale and delivery of the Units as contemplated in the Prospectus.

(c)    The Partnership shall have furnished to such Manager, at each Representation Date, the written opinion of Partnership Counsel, dated as of such date, as specified in Section 4.(o).

(d)    The Partnership shall have furnished to such Manager, at each Representation Date, the written opinion of Christopher S. Wade, or other counsel satisfactory to such Manager, dated as of such date, as specified in Section 4.(p).

(e)    At the dates specified in Section 4.(s) of this Agreement, such Manager shall have received from the Partnership’s accountants the letters, dated as of such date, as specified in Section 4.(s).

(f)    The Partnership shall have delivered to such Manager, at each Representation Date, a certificate of an executive officer of the General Partner, which shall certify, to the best of his or her knowledge after reasonable investigation, on behalf of the Partnership that: (i) subject to modification to incorporate the disclosures contained in the Registration Statement and the Prospectus, in each case as amended or supplemented as of such date, the representations and warranties of the Enterprise Parties as set forth in this Agreement are true and correct as of such Representation Date; (ii) the Partnership has duly performed, in all material respects, such of its obligations under this Agreement as are to be performed at or before each such Representation Date; (iii) no stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus under the Securities Act has been issued and no proceedings for such purpose or pursuant to Section 8A of the Securities Act are pending before or, to the knowledge of the Partnership, threatened by the Commission; (iv) each part of the Registration Statement and any amendment thereto, at the time it became effective, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (v) the Prospectus, as amended or supplemented, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (vi) since the respective dates as of which information is given in the Prospectus, there has not been any change, or any development involving a prospective change, in the partnership interests, capital stock or long-term debt of the Partnership or any of its Subsidiaries that would constitute a material adverse change to the Partnership and its Subsidiaries taken as a whole, or any material adverse change in the general affairs, management, financial position or results of operations of the Partnership and its Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, other than as set forth in or contemplated by the Prospectus; and (vii) none of the Enterprise Parties has any subsidiaries other than as set forth on a schedule to such certificate that, individually or in the aggregate, would be deemed to be a “significant subsidiary” as such term is defined in Rule 1-02(w) of Regulation S-X under the Securities Act.

(g)    Such Manager shall have received, at each Representation Date, the written opinion of Vinson & Elkins L.L.P., or other counsel satisfactory to such Manager, dated as of such date, as specified in Section 4.(r).

(h)    Such Manager shall have received, at each Representation Date, a certificate of the Secretary or an Assistant Secretary of the General Partner on behalf of the Partnership, dated as of such date, as specified in Section 4.(q).

(i)    All filings with respect to the Units required by Rule 424 of the Rules and Regulations to have been filed with the Commission by the Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424 of the Rules and Regulations.

(j)    The Units shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to the Settlement Date.

SECTION 7.    Indemnification and Contribution. For purposes of this Section 7, “Prospectus Supplement” shall include any prospectus supplement relating to the Units filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations.

(a)    The Enterprise Parties will jointly and severally indemnify and hold harmless each Manager, the directors, officers, employees and agents of any Manager and their respective affiliates and each person, if any, who controls such Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, as follows:

(i)    against any and all loss, liability, claim, damage and expense whatsoever (including the reasonable cost of investigation), to which each of the

Managers or any such person may become subject with respect to the Units, (A) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (or any amendment or supplement to such documents), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, with respect to the Prospectus, in the light of the circumstances under which they were made, not misleading, or (B) resulting from the use of any issuer free writing prospectus (as defined in Rule 433 of the Rules and Regulations) or prospectus, other than the Prospectus, relating to the Units, whether or not filed by the Partnership or on its behalf;

(ii)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7.(d) below) any such settlement is effected with the written consent of the Partnership; and

(iii)    against any and all expense whatsoever, as incurred (including, subject to Section 7.(c) hereof, the fees and disbursements of counsel chosen by the Managers), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or (ii) above;

provided, however, that the indemnity set forth in this Section 7.(a) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission contained in the Registration Statement or any Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of any Manager expressly for use in the Registration Statement or any Prospectus (or any amendment or supplement to such documents).

(b)    Each Manager, severally and not jointly, agrees to indemnify and hold harmless each Enterprise Party, the directors of the General Partner, the respective officers of the General Partner who signed the Registration Statement, and each person, if any, who controls the Partnership Entities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 7.(a) (provided that (subject to Section 7(d) below) with respect to indemnification of the nature contemplated by Section 7.(a)(ii), such indemnification by each Manager for a settlement of any such loss, liability, claim, damage and expense must be effected with the written consent of such Manager), as incurred, but only with respect to any untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement or any Prospectus (or any amendment or supplement to such documents), in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of such Manager expressly for use in the Registration Statement, the Base Prospectus or any Prospectus (or any amendment or supplement to such documents). The Enterprise Parties acknowledge that, except as may be agreed in writing between all the parties after the date of this Agreement, the only information furnished in writing by or on behalf of the Managers for inclusion in the Registration Statement, the Prospectus, or in any amendment or supplement thereto consists of the names of the Managers.

(c)    Each indemnified party shall give written notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7.(a) above, counsel to the indemnified parties shall be selected by the Managers, and, in the case of parties indemnified pursuant to Section 7.(b) above, counsel to the indemnified parties shall be selected by the Partnership, provided that if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action; provided, however, that the indemnifying party shall pay the fees and expenses of separate counsel for the indemnified party if (i) the indemnifying party has agreed to pay such fees and expenses or (ii) counsel for the indemnified party reasonably determines that representation of both the indemnifying party and the indemnified party by the same counsel would create a conflict of interest. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)    If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7.(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 7.(a)(ii) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

(e)    If the indemnification provided for in this Section 7 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Enterprise Parties, on the one hand, and the Managers, on the other hand, from the offering of the Units pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Enterprise Parties, on the one hand, and of any of the Managers, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Enterprise Parties, on the one hand, and the Managers, on the other hand, in connection with the offering of the Units pursuant to this Agreement shall be deemed to be in the same respective proportions as the total Net Proceeds from the offering of the Units pursuant to this Agreement received by the Enterprise Parties, and the total compensation received by the Managers, in each case as provided in Section 3.(a)(v), bear to the gross sales price of the Units sold by or through the Managers. The relative fault of the Enterprise Parties, on the one hand, and any of the Managers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Enterprise Parties or by any of the Managers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Enterprise Parties and the Managers agree that it would not be just and equitable if contribution pursuant to this Section 7.(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.(e). The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7.(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 7.(e), the Manager shall not be required to contribute any amount in excess of the compensation received by it pursuant to this Agreement, as determined in accordance with Section 3.(a)(v). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7.(e), the directors, officers, employees and agents of any Manager and their respective affiliates and each person, if any, who controls any Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as such Manager; each director and officer of the General Partner and each person, if any, who controls any of the Partnership Entities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Enterprise Parties.

The obligations of the Enterprise Parties under this Section 7.(e) shall be in addition to any liability which the Enterprise Parties may otherwise have.

SECTION 8.    Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 7 and the covenants, warranties and representations of the Enterprise Parties contained in this Agreement or in certificates delivered pursuant hereto shall remain in full force and effect regardless of any investigation made by or on behalf of any of the Managers, the directors, officers, employees and agents of any Manager and their respective affiliates and each person (including each partner, officer or director of such person) who controls such Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of any of the Enterprise Parties, their directors or officers or any person who controls any of the Partnership Entities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Units.

SECTION 9.    Termination.

(a)    The Partnership shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) with respect to any pending sale, through any of the Managers for the Partnership, the obligations of the Enterprise Parties, including in respect of compensation of the Managers, shall remain in full force and effect notwithstanding the termination, and (ii) the reimbursement, indemnification and contribution agreements contained in Section 5 and Section 7 hereof, the provisions of Section 8, Section 10, Section 11, Section 12 and Section 16 hereof, and the representations, warranties, covenants and agreements of the Enterprise Parties in this Agreement shall remain in full force and effect regardless of any termination of this Agreement.

(b)    Each Manager shall have the right, by giving written notice to the Partnership as hereinafter specified, to terminate its own obligations under the provisions of this Agreement relating to the solicitation of offers to purchase the Units in its sole discretion at any time. Subject to Section 9.(a)(ii), any such termination shall have no effect on the obligations of any other Manager under this Agreement and shall be without liability of any party to any other party other than as set forth in Section 5, Section 7 and Section 8.

(c)    This Agreement shall remain in full force and effect until the earlier of (i) its termination pursuant to Section 9.(a) above or the termination of all Managers’ obligations pursuant to Section 9.(b) above or otherwise by mutual agreement of the parties or (ii) the sale of all of the Units authorized hereunder; provided that any such termination shall in all cases be deemed to provide that Section 5, Section 7 and Section 8 shall remain in full force and effect, unless otherwise agreed by the parties.

(d)    Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by any Manager or the Partnership, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of the Units sold prior to such termination, such sale shall settle in accordance with the provisions of Section 3.(a)(vi) of this Agreement.

SECTION 10.    Notices. Except as otherwise herein provided, all statements, requests, notices and agreements under this Agreement shall be in writing and delivered by hand, overnight courier, mail or facsimile and, if to each Manager, shall be sufficient in all respects if delivered or sent to:

Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10012 Attention: General Counsel	Merrill Lynch, Pierce, Fenner & Smith Incorporated One Bryant Park New York, New York 10036 Attention: General Counsel

Barclays Capital Inc. 1155 Long Island Avenue Edgewood, New York 11717	Credit Suisse Securities (USA) LLC Eleven Madison Avenue New York, New York 10010

Deutsche Bank Securities Inc. 60 Wall Street New York, New York 10005 Attention: General Counsel	DNB Markets, Inc. 200 Park Avenue, 31st Floor New York, New York 10016

Jefferies LLC 520 Madison Avenue New York, New York 10022	J.P. Morgan Securities LLC 383 Madison Avenue New York, New York 10179 Attention: Adam Rosenbluth and Brett Chalmers

Mizuho Securities USA LLC 320 Park Avenue, 12th Floor New York, New York 10022 Attention: Equity Capital Markets Desk (fax: (212) 205 – 8400) legalnotices@us.mizuho-sc.com	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036 Attention: General Counsel

MUFG Securities Americas Inc. 1221 Avenue of the Americas, 6th Floor New York, New York 10020-1001 Attention: Capital Markets Group (fax: (646) 434-3455)	Raymond James & Associates, Inc. 880 Carillon Parkway St. Petersburg, Florida 33716 Attention: General Counsel

RBC Capital Markets, LLC 200 Vesey Street Three World Financial Center New York, New York 10281 Attention: General Counsel	Scotia Capital (USA) Inc. 250 Vesey Street 24th Floor New York, New York 10281 Attention: General Counsel

SG Americas Securities, LLC 245 Park Avenue New York, New York 10167	SMBC Nikko Securities America, Inc. 277 Park Avenue New York, New York 10172

SunTrust Robinson Humphrey, Inc. 3333 Peachtree Road NE Atlanta, Georgia 30326 Attention: Equity Syndicate	TD Securities (USA) LLC 31 West 52nd Street New York, New York 10019

UBS Securities LLC 1285 Avenue of the Americas New York, New York 10019 Attention: Syndicate (fax: (212) 713-3371)	USCA Securities LLC 4444 Westheimer Rd., Suite G500 Houston, Texas 77027 (fax: (281) 476-7823)

Wells Fargo Securities, LLC 375 Park Avenue New York, New York 10152 Attention: Equity Syndicate Department (fax: (212) 214-5918)

and, if to any of the Enterprise Parties, it shall be sufficient in all respects if delivered or sent to each such entity at the offices of the Partnership at:

Enterprise Products Partners L.P.

1100 Louisiana Street, 10th Floor

Houston, Texas 77002

Attention: General Counsel

Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

SECTION 11.    Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Managers, the Enterprise Parties and their successors and, to the extent provided in Section 7 of this Agreement, the directors, officers, employees and agents of each of the Managers, the Enterprise Parties and their respective affiliates and controlling persons. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any Manager) shall acquire or have any right under or by virtue of this Agreement.

SECTION 12.    No Fiduciary Relationship. The Partnership hereby acknowledges that each of the Managers is acting solely as sales agent and/or principal in connection with the purchase and sale of the Partnership’s securities. The Partnership further acknowledges that each of the Managers is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that any Manager act or be responsible as a fiduciary to the Partnership, its management, security holders or creditors or any other person in connection with any activity that any of the Managers may undertake or has undertaken in furtherance of the purchase and sale of the Partnership’s securities, either before or after the date hereof. The Managers hereby expressly disclaim any fiduciary or similar obligations to the Partnership, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Partnership hereby confirms its understanding and agreement to that effect. The Partnership and the Managers agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by any Manager to the Partnership regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Partnership’s securities, do not constitute advice or recommendations to the Partnership. The Partnership hereby waives and releases, to the fullest extent permitted by law, any claims that the Partnership may have against any Manager with respect to any breach or alleged breach of any fiduciary or similar duty to the Partnership in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

SECTION 13.    Adjustments for Unit Splits. The parties acknowledge and agree that all unit related numbers contained in this Agreement shall be adjusted to take into account any unit split effected with respect to the Units.

SECTION 14.    Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.

SECTION 15.    Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

SECTION 16.    Law; Construction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York.

SECTION 17.    Waiver of Jury Trial. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, any Terms Agreement or the transactions contemplated hereby or thereby.

SECTION 18.    Headings. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

SECTION 19.    Successors and Assigns. This Agreement shall be binding upon the Managers and the Partnership and their respective successors and assigns and any successor or assign of any substantial portion of the Partnership’s and each of the Managers’ respective businesses and/or assets.

References herein to information or matters “set forth,” “disclosed,” “contained” or words of similar import in the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus include information or matters incorporated by reference therein.

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If the foregoing correctly sets forth the understanding among the Partnership Parties and the Managers, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement among the Partnership Parties and the Managers. Alternatively, the execution of this Agreement by the Partnership Parties and its acceptance by or on behalf of the Managers may be evidenced by an exchange of telegraphic or other written communications.

Very truly yours,

ENTERPRISE PRODUCTS PARTNERS L.P.

By:	Enterprise Products Holdings LLC,
its general partner

By:	/s/ Christian M. Nelly
	Name:	Christian M. Nelly
	Title:	Vice President and Treasurer

ENTERPRISE PRODUCTS OLPGP, INC.

By:	/s/ Christian M. Nelly
	Name:	Christian M. Nelly
	Title:	Vice President and Treasurer

ENTERPRISE PRODUCTS OPERATING LLC

By:	Enterprise Products OLPGP, Inc.,
its sole manager

By:	/s/ Christian M. Nelly
	Name:	Christian M. Nelly
	Title:	Vice President and Treasurer

Equity Distribution Agreement

ACCEPTED as of the date

first above written

Citigroup Global Markets Inc.

By:	/s/ Michael Jamieson
	Name:	Michael Jamieson
	Title:	Co-Head of North America Energy

Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ David Anders
	Name:	David Anders
	Title:	Managing Director

Barclays Capital Inc.

By:	/s/ Amit Chandra
	Name:	Amit Chandra
	Title:	Managing Director

Credit Suisse Securities (USA) LLC

By:	/s/ James VanMilder
	Name:	James VanMilder
	Title:	Managing Director

Equity Distribution Agreement

Deutsche Bank Securities Inc.

By:	/s/ Young Kim
	Name:	Young Kim
	Title:	Managing Director

By:	/s/ Stephen Lambrix
	Name:	Stephen Lambrix
	Title:	Director

DNB Markets, Inc.

By:	/s/ David Lawrence
	Name:	David Lawrence
	Title:	Managing Director

By:	/s/ Ryan Morrell
	Name:	Ryan Morrell
	Title:	Director

Jefferies LLC

By:	/s/ Michael Judlowe
	Name:	Michael Judlowe
	Title:	Managing Director - ECM

J.P. Morgan Securities LLC

By:	/s/ Adam S. Rosenblush
	Name:	Adam S. Rosenbluth
	Title:	Executive Director

Equity Distribution Agreement

Mizuho Securities USA LLC

By:	/s/ Stephen FX Roney
Name: Stephen FX Roney
Title: Managing Director

Morgan Stanley & Co. LLC

By:	/s/ Ashley MacNeill
Name: Ashley MacNeill
Title: Executive Director

MUFG Securities Americas Inc.

By:	/s/ Jason Demark
Name: Jason Demark
Title: Executive Director

Raymond James & Associates, Inc.

By:	/s/ Harris Bentsen Falb
Name: Harris Bentsen Falb
Title: Vice President

RBC Capital Markets, LLC

By:	/s/ Andrew Horn
Name: Andrew Horn
Title: Managing Director

Equity Distribution Agreement

Scotia Capital (USA) Inc.

By:	/s/ Richard Agata
	Name:	Richard Agata
	Title:	Director, Counsel and Chief Compliance Officer

SG Americas Securities, LLC

By:	/s/ Elizabeth W. Hunter
	Name:	Elizabeth W. Hunter
	Title:	Managing Director

SMBC Nikko Securities America, Inc.

By:	/s/ Michelle Petropoulos
	Name:	Michelle Petropoulos
	Title:	Managing Director

SunTrust Robinson Humphrey, Inc.

By:	/s/ John Williams
	Name:	John Williams
	Title:	Managing Director

TD Securities (USA) LLC

By:	/s/ Matthew Main
	Name:	Matthew Main
	Title:	Managing Director

Equity Distribution Agreement

UBS Securities LLC

By:	/s/ Christopher Wicklund
	Name:	Christopher Wicklund
	Title:	Director

By:	/s/ Terence Austin
	Name:	Terence Austin
	Title:	Associate Director

USCA Securities LLC

By:	/s/ William R. Hurt
	Name:	William R. Hurt
	Title:	Senior Managing Director

Wells Fargo Securities, LLC

By:	/s/ Elizabeth Alvarez
	Name:	Elizabeth Alvarez
	Title:	Managing Director

Equity Distribution Agreement

EXHIBIT A

FORM OF OPINION OF SIDLEY AUSTIN LLP

1.    Each of the General Partner, the Partnership, EPO and EPOGP is validly existing in good standing as a limited liability company, limited partnership or corporation, as applicable, under the laws of the State of Delaware or the State of Texas, as the case may be, for the jurisdiction in which such entity was incorporated or formed.

2.    Each of the General Partner, the Partnership, EPO and EPOGP has all necessary limited liability company, limited partnership or corporate, as the case may be, power and authority to (i) execute and deliver, and incur and perform all of its obligations under, the Equity Distribution Agreement, to the extent a party thereto, and (ii) own or lease its properties and conduct its businesses and, in the case of the General Partner, act as the general partner of the Partnership and, in the case of EPOGP, act as the sole manager of EPO, in each case in all material respects as described in the Registration Statement and the Prospectus. Each of the General Partner, the Partnership and EPOGP is duly registered or qualified as a foreign limited liability company, limited partnership or corporation, as the case may be, for the transaction of business under the laws of the State of Texas.

3.    The General Partner is the sole general partner of the Partnership with a non-economic general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all liens, encumbrances (except restrictions on transferability contained in the Partnership Agreement or as described in the Prospectus), security interests, charges or claims, in each case, (A) in respect of which a uniform commercial code financing statement naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) other liens known to us without independent investigation, other than those created by or arising under Sections 17-303, 17-607 or 17-804 of the Delaware Revised Uniform Limited Partnership Act, as amended (the “Delaware LP Act”).

4.    Dan Duncan LLC, a Texas limited liability company (“DDLLC”), owns 100% of the issued and outstanding membership interests in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the GP LLC Agreement.

5.    The Partnership owns 100% of the issued and outstanding capital stock in EPOGP; such capital stock has been duly authorized and validly issued in accordance with the EPOGP Bylaws and the EPOGP Certificate of Incorporation; and the Partnership owns such capital stock free and clear of all liens, encumbrances, security interests, charges or claims, in each case, (A) in respect of which a uniform commercial code financing statement naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) other liens known to us without independent investigation.

6.    EPOGP owns 0.001% of the membership interests of EPO and the Partnership owns 99.999% of the membership interests of EPO; such membership interests have been duly authorized and validly issued in accordance with the EPO Company Agreement; and EPOGP and the Partnership own such membership interests free and clear of all liens, encumbrances

(except restrictions on transferability contained in the EPO Company Agreement or as described in the Prospectus), security interests, charges or claims, in each case, (A) in respect of which a uniform commercial code financing statement naming EPOGP or the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) other liens known to us without independent investigation, other than those created by or arising under Section 101.206 of the Texas Limited Liability Company Law, a part of the Texas Business Organizations Code (the “Texas Act”).

7.    (i) The GP LLC Agreement has been duly authorized, executed and delivered by DDLLC and is a valid and legally binding agreement of DDLLC, enforceable against DDLLC in accordance with its terms; (ii) the Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms; and (iii) the EPO Company Agreement has been duly authorized, executed and delivered by each of EPOGP and the Partnership and is a valid and legally binding agreement of each of EPOGP and the Partnership, enforceable against each of EPOGP and the Partnership in accordance with its terms.

8.    As of the date hereof, there were issued and outstanding 2,161,086,411 Common Units, excluding the effect of forfeitures of restricted units for tax withholdings upon the vesting of restricted units relating to vesting occurring since the end of the most recent completed fiscal quarter that are not reflected in the Transfer Agent Certificate as of the date hereof.

9.    The Units and the limited partner interests represented thereby have been duly authorized by the Partnership and, when issued and delivered against payment therefor in accordance with the terms of the Equity Distribution Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 or 17-804 of the Delaware LP Act).

10.    Except for rights that have been effectively complied with, satisfied or waived with respect to the issuance of the Units, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership or membership interests or capital stock in the Enterprise Parties, in each case pursuant to the organizational documents of such entity. To our knowledge, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by the Equity Distribution Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership, other than as have been effectively complied with, satisfied or waived.

11.    The Partnership has all requisite partnership power and authority to issue, sell and deliver the Units in accordance with and upon the terms and conditions set forth in the Equity Distribution Agreement, the Partnership Agreement, the Registration Statement and the Prospectus.

12.    The Equity Distribution Agreement has been duly authorized and validly executed and delivered by each of the Enterprise Parties.

13.    None of (i) the offering, issuance and sale by the Partnership of the Units, (ii) the execution, delivery and performance of the Equity Distribution Agreement by the Enterprise Parties, or (iii) the consummation by the Enterprise Parties of the transactions contemplated by the Equity Distribution Agreement (A) violated, violates or will violate the certificate of limited partnership or agreement of limited partnership, certificate of formation or limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents of any of the Enterprise Parties or (B) violated, violates or will violate the terms or provisions of (i) the Delaware LP Act, (ii) the Delaware Limited Liability Company Act, as amended (the “Delaware LLC Act”), (iii) the Delaware General Corporation Law, as amended (the “DGCL”), (iv) the applicable laws of the State of Texas or (v) the applicable laws of the United States of America; which violations, in the case of clause (B), would, individually or in the aggregate, have a material adverse effect on the financial condition, business or results of operations of the Enterprise Parties, taken as a whole or could materially impair the ability of any of the Enterprise Parties to perform its obligations under the Equity Distribution Agreement.

14.    No Governmental Approval, which has not been obtained or taken and is not in full force and effect, was or is required in connection with (i) the offering, issuance and sale by the Partnership of the Units, or (ii) the execution, delivery and the performance of the Equity Distribution Agreement by the Enterprise Parties, except for such consents required under state securities or “blue sky” laws, as to which we do not express any opinion. As used in this paragraph, “Governmental Approval” means any consent, approval, license, authorization or order of any executive, legislative, judicial, administrative or regulatory body of the State of Texas, the State of Delaware or the United States of America, pursuant to (i) the applicable laws of the State of Texas, (ii) the applicable federal laws of the United States of America, or (iii) the Delaware LP Act, the Delaware LLC Act or the DGCL.

15.    The statements under the captions “Description of Our Common Units,” “Cash Distribution Policy” and “Description of Our Partnership Agreement” in the Prospectus, to the extent such statements purport to describe certain provisions of the Partnership Agreement or legal matters referred to therein, accurately describe such provisions of the Partnership Agreement and legal matters in all material respects, subject to the qualifications and assumptions stated therein; and the Common Units conform in all material respects to the description set forth under “Description of Our Common Units” in the Prospectus.

16.    The statements under the caption “Material U.S. Federal Income Tax Consequences” in the Prospectus (as updated in the prospectus supplement contained therein under the same caption), insofar as they refer to statements of law or legal conclusions, fairly summarize the matters referred to therein in all material respects, subject to the qualifications and assumptions stated therein.

17.    None of the Enterprise Parties is or, assuming the net proceeds of the offering of the Units are applied as described in the Prospectus, immediately after giving effect to the issuance and sale of such Units and will be, required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended (“40 Act”).

18.    The opinion of Sidley Austin LLP that is filed as Exhibit 8.1 on the Partnership’s Form 8-K dated December 1, 2017 with respect to the Registration Statement is confirmed, and the Managers may rely upon such opinion as if it were addressed to them.

19.    Any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by such Rule.

In acting as special counsel to the Partnership in connection with the transactions described in the first paragraph above, we have participated in conferences with officers and other representatives of the General Partner, the Partnership, EPOGP and EPO, representatives of the independent registered public accounting firm for the General Partner and the Partnership, your counsel and your representatives, at which conferences certain contents of the Registration Statement and the Prospectus and related matters were discussed. Although we are not passing upon or assuming any responsibility for, the accuracy, completeness or fairness of the statements included or incorporated by reference in or omitted from the Registration Statement or the Prospectus (except as and to the extent set forth in paragraphs 15 and 16 above), on the basis of the foregoing (relying with respect to factual matters to the extent we deem appropriate upon statements by officers and other representatives of the General Partner, the Partnership and the other Enterprise Parties), (a) we confirm to you that, in our opinion, each of the Registration Statement (including the information in the Prospectus that was omitted from the Registration Statement at the time it first became effective but that was deemed, pursuant to Rule 430B(f) of the Rules and Regulations, to be part of and included in the Registration Statement), as of its most recent effective date, and the Prospectus, as of its date, appeared on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Rules and Regulations for registration statements on Form S-3 or related prospectuses, as the case may be (except that in each case we express no statement, belief or opinion as to Regulation S-T) and (b) no facts have come to our attention that have caused us to believe that, insofar as is relevant to the offering of the Units, (i) the Registration Statement (including the information in the Prospectus that was omitted from the Registration Statement at the time it first became effective but that was deemed, pursuant to Rule 430B(f) of the Rules and Regulations, to be part of and included in the Registration Statement), as of its most recent effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Prospectus, as of its date and as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that we express no opinion, statement or belief in this letter with respect to (A) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, or any other financial or accounting data, included or incorporated or deemed incorporated by reference in, or omitted from, the Registration Statement or the Prospectus, and (B) representations and warranties and other statements of fact included in the exhibits to the Registration Statement or to the Incorporated Documents.

In rendering the statement set forth in clause (a) and making the statement set forth in subclause (b)(i) of the immediately preceding paragraph, we have assumed that December 1, 2017 was the earlier of the date on which the Prospectus was first used and the time of the first contract of sale of the Units within the meaning of Rule 430B(f)(1) of the Rules and Regulations.

Based solely on our review of the SEC’s EDGAR website, we advise you that the Registration Statement became effective under the Securities Act on November 20, 2017. In addition, based solely on our review of the information made available by the SEC at http://www.sec.gov/litigation/stoporders.shtml, we confirm that the SEC has not issued any stop order suspending the effectiveness of the Registration Statement. To our knowledge, based solely on our participation in the conferences mentioned above regarding the Registration Statement and our review of the information made available by the SEC at http://www.sec.gov/litigation/stoporders.shtml, no proceedings for that purpose are pending or have been instituted or threatened by the SEC.

EXHIBIT B

FORM OF DEPUTY GENERAL COUNSEL’S OPINION

1.    Each of the Partnership Entities has been duly formed or incorporated, as the case may be, and each of the Partnership Entities (other than the Enterprise Parties) listed on a schedule provided by the Partnership is validly existing and in good standing under the laws of its jurisdiction of formation with all necessary corporate, limited liability company or limited partnership, as the case may be, power and authority to own or lease its properties and conduct its business, in each case in all material respects as described in the Prospectus. Each of the Partnership Entities (other than the Enterprise Parties) listed on a schedule provided by the Partnership is duly registered or qualified as a foreign corporation, limited partnership or limited liability company, as the case may be, for the transaction of business under the laws of each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification or registration, except where the failure to so qualify or register would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Partnership Entities taken as a whole, or subject the limited partners of the Partnership to any material liability.

2.    All of the outstanding shares of capital stock, partnership interests or membership interests, as the case may be, of each of the Partnership Entities (other than the Enterprise Parties) have been duly and validly authorized and issued in accordance with the applicable constituent documents and are fully paid (to the extent required under the applicable constituent documents) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act, in the case of partnership interests in a Delaware limited partnership, Sections 18-607 and 18-604 of the Delaware LLC Act, in the case of membership interests in a Delaware limited liability company, Section 101.206 of the Texas Business Organizations Code, in the case of membership interests in a Texas limited liability company, and except as otherwise disclosed in the Registration Statement and Prospectus). Except as described in the Registration Statement and Prospectus, EPO and/or the Partnership, as the case may be, directly or indirectly, owns the shares of capital stock, partnership interests or membership interests, as applicable, in each of the Partnership Entities (other than the Enterprise Parties and the General Partner) as set forth on a schedule provided by the Partnership, free and clear of any lien, charge, encumbrance (other than contractual restrictions on transfer contained in the applicable constituent documents), security interest, restriction upon voting or any other claim of any third party.

3.    Except for rights that have been effectively complied with, satisfied or waived, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any capital stock, partnership interests or membership interests (i) in the Partnership Entities (other than the Enterprise Parties), in each case, pursuant to the constituent documents of any such entity or (ii) in the Partnership Entities pursuant to any agreement or other instrument known to such counsel to which any of them is a party or by which any of them may be bound (other than the constituent documents of such entity). To such counsel’s knowledge, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by the Equity Distribution Agreement gave or gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership or

B-1

any of its subsidiaries, other than as have been effectively complied with, satisfied or waived. To such counsel’s knowledge, except for options granted pursuant to employee benefits plans, qualified unit option plans or other employee compensation plans, rights to purchase Common Units under the Partnership’s distribution reinvestment plan or rights to purchase securities pursuant to the governing documents of the Partnership Entities, there are no outstanding options or warrants to purchase any partnership interests, membership interests or capital stock in any Partnership Entity.

4.    Each of the Enterprise Parties has all requisite right, power and authority to execute and deliver the Equity Distribution Agreement and to perform its obligations thereunder. The Partnership has all requisite partnership power and authority to issue, sell and deliver the Units in accordance with and upon the terms and conditions set forth in the Equity Distribution Agreement, the Partnership Agreement, the Registration Statement and the Prospectus. All action required to be taken by the Enterprise Parties or any of their security holders, partners or members for (i) the due and proper authorization, execution and delivery of the Equity Distribution Agreement, (ii) the authorization, issuance, sale and delivery of the Units and (iii) the consummation of the transactions contemplated hereby has been duly and validly taken.

5.    None of (i) the offering, issuance and sale by the Partnership of the Units, (ii) the execution, delivery and performance of the Equity Distribution Agreement by the Enterprise Parties, or (iii) the consummation of the transactions contemplated hereby (A) conflicts or will conflict with or constitutes or will constitute a violation of the certificate of limited partnership or agreement of limited partnership, certificate of formation or limited liability company agreement, certificate or articles of incorporation or bylaws or other constituent documents of any of the Partnership Entities (other than the Enterprise Parties), (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any agreement or other instrument listed as an exhibit to the Registration Statement pursuant to Item 601(b) of Regulation S-K, or (C) will result, to the knowledge of such counsel, in any violation of any order or decree of any governmental authority that to such counsel’s knowledge is both (i) an order or decree by which the Partnership Entities or any of their respective properties are bound and (ii) material in relation to the business, operations, affairs, financial condition, assets or properties of the Partnership Entities, or (D) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Entities, which conflicts, breaches, violations, defaults or liens, in the case of clauses (B), (C) or (D), would, individually or in the aggregate, have a material adverse effect on the financial condition, business or results of operations of the Partnership Entities, taken as a whole, or could materially impair the ability of any of the Enterprise Parties to perform its obligations under the Equity Distribution Agreement.

6.    To the knowledge of such counsel, (a) there is no legal or governmental proceeding pending or threatened to which any of the Partnership Entities is a party or to which any of their respective properties is subject that is required to be disclosed in the Prospectus and is not so disclosed and (b) there are no agreements, contracts or other documents to which any of the Partnership Entities is a party that are required to be described in the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Securities Act or the Rules and Regulations thereunder or the Exchange Act.

B-2

In addition, such counsel shall state that he has participated in conferences with officers and other representatives of the Partnership Entities, the independent registered public accounting firm for the General Partner and the Partnership, your counsel and your representatives, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and, although such counsel has not independently verified, is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of, the statements contained or incorporated by reference in, the Registration Statement and the Prospectus (except as and to the extent set forth in certain opinions above), on the basis of the foregoing (relying to a limited extent with respect to factual matters upon statements by officers and other representatives of the Partnership Entities and their subsidiaries), no facts have come to such counsel’s attention that have led him to believe that:

(i)    the Registration Statement, as of its most recent effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or

(ii)    the Prospectus, as of its date or as of the date of such opinion, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that such counsel expresses no statement or belief in this letter with respect to (A) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, any other financial or accounting data, included or incorporated by reference to, or excluded from, the Registration Statement or the Prospectus, and (B) representations and warranties and other statements of fact included in the exhibits to the Registration Statement or to the documents incorporated by reference in the Registration Statement.

In rendering such opinion, such counsel may, among other things, (A) rely on certificates of officers and representatives of the Partnership Entities and upon information obtained from public officials (to the extent such counsel deems it appropriate), (B) assume the genuineness of all signatures, the legal capacity of all natural persons, the authenticity and completeness of all documents submitted to him as originals and the conformity to the authentic original documents of all documents submitted to him as copies, (C) state that his opinion is limited to federal laws of the United States of America, the Delaware LP Act, the Delaware LLC Act, the DGCL and the applicable laws of the State of Texas, insofar as any of such laws are concerned, (D) state that such counsel’s opinions are based upon a review of those laws, statutes, rules and regulations which, in such counsel’s experience, are normally applicable to transactions of the type contemplated by the Equity Distribution Agreement and (E) state that such counsel expresses no opinion with respect to: (i) any permits to own or operate any real or personal property, (ii) the title of any of the Partnership Entities to any of their respective real or personal property, or with respect to the accuracy or descriptions of real or personal property, in each case, other than with regard to the opinions (2) and (3) set forth above regarding the ownership and description of capital stock, partnership interests and membership interests, or with respect to the accuracy or descriptions of real or personal property, or (iii) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Partnership Entities may be subject.

B-3